EXHIBIT 99.1

FTW HOLDINGS, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

FTW HOLDINGS, INC. AND SUBSIDIARY
Fort Wayne, Indiana

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

INDEPENDENT AUDITOR’S REPORT

Board of Directors
FTW Holdings, Inc. and Subsidiary
Fort Wayne, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of FTW Holdings, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
1.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FTW Holdings, Inc. and Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana
March 12, 2013
2.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets
Cash	$1,104,893	$9,574
Accounts receivable, net of allowance for doubtful accounts of $16,525 in both 2012 and 2011	2,087,721	2,064,169
Inventories	1,761,888	929,219
Income tax receivable	10,775	-
Deferred tax asset	75,024	-
Prepaid expenses	20,254	21,426

Total current assets	5,060,555	3,024,388

Deferred tax asset	867,838	-
Property, plant and equipment, net	2,473,456	2,727,604

Total assets	$8,401,849	$5,751,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current maturities of term debt	$133,500	$133,500
Accounts payable	1,547,031	1,011,525
Accrued expenses	241,529	206,293

Total current liabilities	1,922,060	1,351,318

Long-term debt, less current maturities	775,776	909,276
Other long-term liabilities	-	488,000

Total liabilities	2,697,836	2,748,594

Shareholders' equity
Common stock, par value $.01 per share,
Class A: 4,200 shares authorized, 1,388 shares issued and 1,369 and 1,387 shares outstanding at December 31, 2012 and 2011, respectively	14	14
Class B: 1,325 shares authorized; 462 shares issued and outstanding	5	5
Treasury stock, at cost, 19 shares and 1 share at December 31, 2012 and 2011, respectively	(98,735)	(41,200)
Additional paid-in capital	7,281,915	7,281,915
Accumulated deficit	(1,479,186)	(4,237,336)

Total shareholders' equity	5,704,013	3,003,398

Total liabilities and shareholders' equity	$8,401,849	$5,751,992

See accompanying notes to consolidated financial statements.
3.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2012 and 2011

	2012	2011

Net sales	$17,114,987	$13,901,441

Cost of goods sold	14,163,711	11,569,235

Gross profit	2,951,276	2,332,206

Operating expenses	991,192	943,834

Operating income, before interest expense	1,960,084	1,388,372

Interest expense	108,000	108,017

Income before income taxes	1,852,084	1,280,355

(Benefit from) provision for income taxes	(906,066)	13,991

Net income	$2,758,150	$1,266,364

See accompanying notes to consolidated financial statements.
4.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
Years ended December 31, 2012 and 2011

	Common Stock				Treasury Stock
	Number		Number		Number		Additional
	of		of		of		Paid-in	Accumulated
	Shares		Shares		Shares		Capital	Deficit	Total

Balances, January 1, 2011	1,387	$14	462	$5	1	$(41,200)	$7,281,915	$(5,503,700)	$1,737,034

Net income	-	-	-	-	-	-	-	1,266,364	1,266,364

Balances, December 31, 2011	1,387	14	462	5	1	(41,200)	7,281,915	(4,237,336)	3,003,398

Treasury stock purchase	(18)	-	-	-	18	(57,535)	-	-	(57,535)

Net income	-	-	-	-	-	-	-	2,758,150	2,758,150

Balances, December 31, 2012	1,369	$14	462	$5	19	$(98,735)	$7,281,915	$(1,479,186)	$5,704,013

See accompanying notes to consolidated financial statements.

5.

FTW HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2012 and 2011

	2012	2011

Cash flows from operating activities
Net income	$2,758,150	$1,266,364
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	362,149	351,942
Deferred income taxes	(942,862)	-
Changes in operating assets and liabilities
Accounts receivable	(23,552)	(733,116)
Inventories	(832,669)	459,360
Prepaid expenses	1,172	(7,671)
Income tax receivable	(10,775)	-
Accounts payable	535,507	41,655
Accrued expenses	(452,764)	(33,254)

Net cash provided by operating activities	1,394,356	1,345,280

Cash flows from investing activities
Purchases of property and equipment	(109,822)	(190,568)
Proceeds from disposal of property and equipment	1,820	-

Net cash used for investing activities	(108,002)	(190,568)

Cash flows from financing activities
Proceeds from line of credit	13,156,369	12,219,062
Payments on line of credit	(13,156,369)	(13,276,960)
Payments on long-term debt	(133,500)	(160,994)
Purchase of shares for treasury	(57,535)	-

Net cash used for financing activities	(191,035)	(1,218,892)

Net increase (decrease) in cash	1,095,319	(64,180)

Cash, beginning of year	9,574	73,754

Cash, end of year	$1,104,893	$9,574

Supplemental cash flow information:
Cash paid for interest	$108,000	$142,224
Cash paid for taxes	47,571	13,991

See accompanying notes to consolidated financial statements.
6.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:  FTW Holdings, Inc. and Subsidiary (the Company) is engaged in the manufacture and sale of plastic and structural foam products to customers located in the United States of America.

Principles of Consolidation:  The consolidated financial statements include the accounts of FTW Holdings, Inc. and its wholly owned subsidiary, Fort Wayne Plastics, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include the allowance for doubtful accounts, inventory obsolescence reserve, estimated useful lives of property, plant and equipment, deferred tax valuation allowance, and accrued property tax liabilities.  Actual results could differ from those estimates.

Inventories:  Inventories are valued at the lower of cost, first-in, first-out, (FIFO) method, or market.

Revenue Recognition and Accounts Receivable:  Revenue from the sale of the Company’s products is generally recognized as products are shipped to customers.  The Company sells to customers using credit terms customary in its industry.  From time to time, the Company sells to customers under bill and hold arrangements, in which revenue is recognized prior to shipment of the Company’s products.  Bill and hold revenue is only recognized when there is a signed agreement with the customer for the bill and hold transaction, the buyer has assumed the risks and rewards of ownership of the products, the products are ready for delivery, and it is probable that delivery will be made.  Interest is not normally charged on receivables.  Management establishes a reserve for losses on its accounts based on historic loss experience and current economic conditions.  Losses are charged against the reserve when management deems further collection efforts will not produce additional recoveries.

Property, Plant, and Equipment:  Property, plant and equipment are carried at cost.  The Company provides for depreciation using annual rates, which are sufficient to amortize the costs of depreciable assets over their estimated useful lives.  Depreciation is computed using straight-line and accelerated methods over estimated useful lives ranging from 3 to 25 years.  When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to operations as incurred; significant renewals and improvements are capitalized.

Income Taxes:  Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis and financial reporting basis of the Company’s assets and liabilities.  At December 31, 2011, the Company’s net deferred tax asset related to future periods was fully offset by a valuation allowance.  During 2012, the Company reversed the valuation allowance based upon strong financial performance and forecasted future results.  At December 31, 2012, no valuation allowance was recorded – see Note 5.

The Company follows guidance issued by the Financial Accounting Standards Board (FASB) with respect to accounting for uncertainty in income taxes.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

(Continued)

7.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the state of Indiana.  The Company is no longer subject to examination by taxing authorities for years before 2010.  The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company recognizes interest and/or penalties related to income tax matters in operating expenses.  The Company did not have any amounts accrued for interest and penalties at December 31, 2012 and 2011.

Treasury Stock:  Treasury stock is recorded at cost and consists of shares of Class A common stock.

Subsequent Events:   Management has performed an analysis of the activities and transactions subsequent to December 31, 2012 to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 31, 2012.  Management has performed their analysis through March 12, 2013, which is the date the financial statements were available to be issued.

NOTE 2 - INVENTORIES

Inventories consist of the following:

	2012	2011

Finished products	$601,726	$477,759
Raw materials and packaging	1,160,162	451,460

Total inventories	$1,761,888	$929,219

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	2012	2011

Land	$284,714	$284,714
Building	3,117,539	3,112,189
Equipment	9,631,580	9,550,208

	13,033,833	12,947,111
Less accumulated depreciation	(10,560,377)	(10,219,507)

Property, plant and equipment, net	$2,473,456	$2,727,604

(Continued)
8.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 4 – DEBT

The Company has available a $4,000,000 revolving line of credit with a commercial bank expiring in 2013.  As described in Note 9, the thirteenth amendment reduced the availability to $2,000,000 and extended the maturity date to May 31, 2016.  At December 31, 2012 and 2011, as per the terms of the tenth amendment to the credit agreement, interest was payable, on amounts drawn, at the 3 month LIBOR rate + 4.25% (4.625% and 4.875% effective rate, respectively).

The bank line of credit contains a subjective acceleration clause and requires the Company to maintain a lock-box with the bank, whereby the Company's customers are required to remit payments directly to the bank and amounts received are applied to reduce the debt outstanding.  As a result of these terms, the bank line of credit, despite an extended maturity date, is considered to be short term debt for financial reporting purposes and has been classified accordingly in the balance sheet.

Long-term debt consists of the following, as amended:

	2012	2011

Note payable in monthly installments of $11,125 plus interest at the 3 month LIBOR rate plus 4.25% (4.625% and 4.875% effective rate at December 31, 2012 and 2011, respectively), with a final balloon payment approximating $508,776 in May 2016	$909,276	$1,042,776

	909,276	1,042,776
Current maturities of long-term debt	(133,500)	(133,500)

Long-term debt, less current maturities	$775,776	$909,276

The bank debt is collateralized by substantially all of the Company’s assets and is subject to financial and other restrictive covenants including maintenance of minimum net worth and cash flow.  In December 2011, the credit agreement was amended to allow for a higher amount of capital expenditures in 2011.  In April 2012, the credit agreement was amended to allow for the payment of previously accrued management fees of $488,000.  As of December 31, 2012, the Company was in compliance with its covenants.

As amended on February 19, 2013, the contractual maturities of the term debt require that the outstanding debt of $909,276 as follows:

2013	$133,500
2014	133,500
2015	133,500
2016	508,776

$909,276

(Continued)
9.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 5 – INCOME TAX

As of December 31, 2012 and 2011, the principal types of temporary differences that give rise to deferred taxes are net operating loss carry forwards, deductibility of accrued expenses and accumulated depreciation expense.  At December 31, 2012 and 2011, the net deferred tax asset has been presented on the balance sheet as follows:

	2012	2011

Current
Current deferred tax assets	$75,024	$72,270

Long-term
Long-term deferred tax assets	1,019,636	1,746,704
Long-term deferred tax liabilities	(151,798)	(167,435)

Net long-term deferred tax asset	867,838	1,579,269

Net deferred tax asset	942,862	1,651,539
Valuation allowance	-	(1,651,539)

Net deferred taxes	$942,862	$-

(Benefit from) provision for income taxes consisted of the following at December 31, 2012 and 2011:

	2012	2011

Federal
Current	$26,425	$6,455
Deferred	617,820	411,663

	644,245	418,118

State
Current	10,371	7,536
Deferred	90,857	60,539

	101,228	68,075

Decrease in valuation allowance	(1,651,539)	(472,202)

(Benefit from) provision for income taxes	$(906,066)	$13,991

(Continued)
10.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 5 – INCOME TAX, Continued

Activity in the valuation account consisted of the following at December 31, 2012:

Valuation allowance, January 1, 2011	$2,123,741

Decrease in valuation allowance required for the year ending December 31, 2011	(472,202)

Valuation allowance, December 31, 2011	1,651,539

Decrease in valuation allowance required for the year ending December 31, 2012	(1,651,539)

Valuation allowance, December 31, 2012	$-

At December 31, 2012, the Company had a net operating loss carry forward for tax purposes available to offset future taxable income of approximately $2.6 million. This loss carry forward expires in varying amounts from 2021 through 2029.  Given the past operating earnings, the deferred tax asset related to these operating loss carry forwards has been realized during 2012.  No valuation allowance is recorded as of December 31, 2012.

NOTE 6 – EMPLOYEE BENEFITS

The Company maintains a 401(k) defined-contribution plan for the benefit of substantially all of its employees, which allows for both employee and Company contributions.  The Company’s contribution consists of a discretionary matching contribution of employee contributions, up to 6% of eligible employee compensation.  The Company made no matching contributions to the plan for 2012 and 2011.

NOTE 7 – EXECUTIVE SERVICES AGREEMENT

The Company had entered into an executive services agreement with a corporation owned by the Company’s chairman of the Board of Directors, whereby various management services are purchased for a base fee of $35,333 per month, of which $15,000 was payable monthly while the timing of the payment of the balance is contingent upon the Company meeting certain financial objectives.  The agreement was renegotiated in 2000 to require only the monthly fee of $15,000, with the previously accrued balance payable only upon certain future events, which occurred during 2012.  The accrued management fees at December 31, 2011 of $488,000 were classified as long term, and these amounts were paid in full during 2012.

(Continued)
11.

FTW HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

NOTE 7 – EXECUTIVE SERVICES AGREEMENT, Continued

Effective January 1, 2011, the Company entered into an executive services agreement with a corporation owned by certain members of the Company’s Board of Directors, whereby various management services are purchased for an annual fee payable in equal monthly payments.  The annual fee for 2011 was $90,000, as per the terms of the agreement.  The agreement terms also state that the annual fees for years subsequent to 2011 are to be determined by the Company’s Board of Directors, and that additional discretionary fees for special projects of up to 2% of the transaction value are also to be determined by the Company’s Board of Directors.  There were no such discretionary fees incurred by the Company in 2012 or 2011.  The Board of Directors of the Company determined that the annual fee for 2012 should be $120,000, and this amount was paid in full during 2012.  The Board of Directors has also determined that the annual fee for 2013 will be $240,000.

NOTE 8 – CONCENTRATIONS

Net sales to two customers in 2012 and 2011 (defined as a customer who provided in excess of 10% of total revenue) approximated 50% of net sales in 2012 and 39% in 2011.  In addition, approximately 53% and 35% of total accounts receivable were due from these customers at December 31, 2012 and 2011, respectively.

NOTE 9 – SUBSEQUENT EVENTS

On February 19, 2013, the Company executed the thirteenth amendment to the Credit Agreement including the terms of the revolving line of credit and Term debt as described in Note 4.  The amendment changed terms to the financial covenants, extend the maturity date to May 31, 2016, reduced revolving line of credit availability to $2,000,000, removed terms related to minimum interest payments, reduced the effective interest rate and various other term changes.  The interest rate, as amended, is equal to the sum of Daily Three Month LIBOR plus three and one half percent.

(Continued)

12.